CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 000-22026) of Rent-Way, Inc. of our report dated June 11, 2003 relating to the financial statements of Rent-Way, Inc. 401(k) Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
June 30, 2003